UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 6, 2006
Date of Report (Date of earliest event reported)

ARROW RESOURCES DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower
152 W. 57th Street
New York, New York 10019
(Address of principal executive offices)

(212) 262-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 2, 2006, Arrow Resources Development, Inc. (the “Company”) entered into an agreement with Arrow Pacific Resources Group Limited (“APR”), wherein APR agreed to purchase up to 15,000,000 shares of common stock in the Company for $1.00 per share. APR is currently the principal shareholder of Arrow Resources Development, Inc. owning 349,370,000 shares (53.78%). To date, the Company has received $535,000 in relation to this agreement. A copy of the Stock Purchase Agreement with APR is attached as Exhibit 99.1.

On November 6, 2006, the Company issued a press release announcing that it entered into the agreement with APR. A copy of the press release is attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

99.1	Stock Purchase Agreement with APR
99.2	Press release dated November 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW RESOURCES DEVELOPMENT, INC.

Date: November 6, 2006	By:	/s/ Peter J. Frugone
Peter J. Frugone, Chief Executive Officer